EXHIBIT 10.1

INVENTORY FINANCING AGREEMENT
(Multi-Dealer) (MD)

This Inventory Financing Agreement (as from time to time amended and together with any Transaction Statements, as hereinafter defined, "Agreement") is among GE Commercial Distribution Finance (“Lender”) with its chief executive office and principal place of business at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192 and the persons listed in the section of this Agreement entitled "List of Dealers" (each, individually, a "Dealer" and collectively, the "Dealers").

RECITALS

(a)

Dealers do business together or are related entities.

(b)

Dealers desire to have one common credit facility instead of separate credit facilities and have requested that Lender extend such common credit facility.

1.

Extensions of Credit. Subject to the terms of this Agreement, Lender may extend credit to or on behalf of one or more Dealers from time to time to enable such Dealer or Dealers to purchase inventory from Lender-approved vendors (“Vendors") and for other purposes. Lender's decision to advance funds is discretionary on Lender's part. Lender may combine all of Lender's advances to or on behalf of one or more Dealers, whether under this Agreement or any other agreement, and whether provided by one or more of Lender's branch offices, and whether administered as separate sublimits, multiple accounts, or otherwise, together with all finance charges, fees and expenses related thereto, to constitute one debt and loan owed jointly and severally by all Dealers. Without limiting the discretionary nature of this credit facility, Lender may, without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default to Lender, or with respect to which Lender reasonably feels insecure. This Agreement concerns the extension of credit, and not the provision of goods or services.

2.

Financing Terms. Certain financial terms of any advance which Lender makes under this Agreement are not set forth herein because such terms depend, in part, on various factors, including without limitation, the availability of Vendor discounts, payment terms or other incentives, Lender's floorplanning volume with one or more Dealers and Vendor and other economic factors which vary from time to time. Therefore, Lender and Dealers agree to set forth in this Agreement only the general terms of Dealers' financing arrangement with Lender. Upon agreeing to finance an item of inventory for Dealer, Lender will transmit, send or otherwise make available to Dealer a "Transaction Statement" which is a record that may be authenticated and transmitted, sent or otherwise made available by Lender to a Dealer from time to time which identifies the Collateral financed and/or the advance made and the terms and conditions of repayment of such advance. Dealers agree that a Dealers' failure to notify Lender in writing of any objection to a Transaction Statement within thirty (30) days after a Transaction Statement is transmitted, sent or otherwise made available to a Dealer shall constitute Dealers' (a) acceptance of all terms thereof, (b) agreement that Lender is financing such inventory at Dealers' request, and (c) agreement that such Transaction Statement will be incorporated herein by reference. If Dealer objects to the terms of any Transaction Statement, Dealers will pay Lender for such inventory in accordance with the most recent terms for similar inventory to which Dealers have not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), subject to termination of this Agreement by Lender and its rights under the termination provision contained herein. With respect to any advance Lender makes to a Vendor on behalf of a Dealer, Lender may apply against any such amount owed to Vendor any amount Lender is owed from such Vendor with respect to Free Floor Periods (each a "Lender Credit") or any other amounts. Notwithstanding the foregoing, Dealers agree to pay the full amount reflected on any Transaction Statement.

3.

Security Interest

(a)

Each Dealer hereby grants to Lender a security interest in all of the Collateral as security for all Obligations.

(b)

"Collateral" means all personal property of each Dealer, whether such property or such Dealer's right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, including without limitation, all Accounts, Inventory, Equipment, Fixtures, other Goods, General Intangibles (including without limitation, Payment Intangibles), Chattel Paper (whether tangible or electronic), Instruments (including without limitation, Promissory Notes), Deposit Accounts, Investment Property and Documents and all Products and Proceeds of the foregoing. Without limiting the foregoing, the Collateral includes each Dealer's right to all Vendor Credits (as defined below). Similarly, the Collateral includes, without limitation, all books and records, electronic or otherwise, which evidence or otherwise relate to any of the foregoing property, and all computers, disks, tapes, media and other devices in which such records are stored. For purposes of this Section 3 only, capitalized terms used in this Section 3, which are not otherwise defined, shall have the meanings given to them in Article 9 of the Illinois Uniform Commercial Code.

(c)

"Obligations" means all indebtedness and other obligations of any nature whatsoever of each Dealer to Lender and/or to any person that at any time directly or indirectly controls, is controlled by, or is under common control with Lender (a "Lender Affiliate"), whether such indebtedness or other obligations arise under this Agreement or any other existing or future agreement between or among any one or more Dealers, Lender and/or a Lender Affiliate or otherwise, and whether for principal, interest, fees, expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, indirect, acquired, contractual, noncontractual, joint and/or several, fixed, contingent or otherwise.

(d)

“Vendor Credits" means all of each Dealer's rights to any price protection payments, rebates. discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due a Dealer from a Vendor.

4.

Representations and Warranties. Each Dealer represents and warrants that at the time of execution of this Agreement and at the time of each approval and each advance hereunder: (a) such Dealer is in good standing, does not conduct business under any trade styles or trade names except as disclosed by such Dealer to Lender in writing and has all the necessary authority to enter into and perform this Agreement and such Dealer will not violate its organizational documents, or any law, regulation or agreement binding upon it, by entering into or performing its obligations under this Agreement; (b) such Dealer keeps its records respecting accounts and chattel paper at its chief executive office identified below, and the only locations at which Collateral is located have been or will be disclosed by such Dealer to Lender in writing prior to the execution of this Agreement (together with additional locations of such Dealer in the United States with respect to which such Dealer gives Lender at least thirty (30) days prior written notice, "Permitted Locations"); (c) this Agreement correctly sets forth such Dealer's true legal name, the type of its organization (if not an individual), the state in which such Dealer is

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incorporated or otherwise organized, and such Dealer's organizational identification number, if any; (d) all information supplied by such Dealer to Lender, including any financial, credit or accounting statements or application for credit, in connection with this Agreement is true, correct and complete; (e) all advances and other transactions hereunder are for business purposes and not for personal, family, household or any other consumer purposes; (f) such Dealer has good title to all Collateral; (g) there are no actions or proceedings pending or threatened against such Dealer which might result in any material adverse change in such Dealer's financial or business condition; and (h) when requested by Lender, such Dealer will provide Lender with a copy of such Dealer's organizational documents, and will provide any subsequent amendments thereto bearing indicia of filing from the appropriate governmental authority, or such other documents verifying such Dealer's true and correct legal name as Lender may request from time to time.

5.

Covenants.

(a)

Until sold as permitted by this Agreement, each Dealer shall own all of its Collateral financed by Lender free and clear of all liens, security interests, claims and other encumbrances, whether arising by agreement or operation of law (collectively "Liens"), other than Liens in favor of Lender and subordinate Liens in favor of other persons with respect to which Lender shall have first consented in writing.

(b)

Each Dealer will: (1) keep all Collateral at Permitted Locations and keep all tangible Collateral in good order, repair and operating condition and insured as required herein; (2) promptly file all tax returns required by law and promptly pay all taxes, fees, and other governmental charges for which it is liable, Including without limitation all governmental charges against the Collateral or this Agreement; (3) permit Lender and its designees, without notice, to inspect the Collateral during normal business hours and at any other time Lender deems desirable (and such Dealer hereby grants Lender and its designees an irrevocable license to enter such Dealer's business locations during normal business hours wi1hout notice to such Dealer to account for and inspect all Collateral and to examine and copy such Dealer's books and records related to the Collateral), and in connection with any inspection, provide Lender and its designees safe and secure access to the Collateral and comply with any request made by Lender or its designees to move the Collateral in order to provide such safe and secure access; (4) keep complete and accurate records of its business, including inventory, accounts and sales, and permit Lender and its designees to inspect and copy such records upon request; (5) furnish Lender with such additional information regarding the Collateral and such Dealer's business and financial condition as Lender may from time to time reasonably request (including without limitation financial statements and projections more frequently than set forth below); (6) immediately notify Lender of any material adverse change in such Dealer's prospects, business, operations or condition (financial or otherwise) or in any Collateral; (7) execute (or cause any third party in possession of Collateral to execute) all documents Lender requests to perfect and maintain Lender's security interest in the Collateral; (8) deliver to Lender immediately upon each request by Lender (and Lender may retain) each certificate of title or statement of origin issued for Collateral financed by Lender; (9) at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires; (10) notify Lender of the commencement of any material legal proceedings against such Dealer or any Guarantor (as defined below); and (11) comply with all laws, rules and regulations applicable to Dealer, including without limitation, the USA PATRIOT ACT and all laws, rules and regulations relating to import or export controls or anti-money laundering.

(c)

No Dealer will, without Lender's prior written consent: (1) use (except for demonstration for sale), rent, lease, sell, transfer, consign, license, encumber or otherwise dispose of any Collateral except for sales of inventory at retail in the ordinary course of such Dealer's business; (2) sell or otherwise transfer inventory to a Dealer Affiliate (as defined below); (3) engage in any other material transaction not in the ordinary course of such Dealer's business; (4) change its business in any material manner or its structure or be a party to a merger or consolidation or change its registration to a registered organization other than as specified above; (5) change its name or conduct business under a trade style or trade name other than those disclosed by such Dealer to Lender in writing without giving Lender at least thirty (30) days' prior written notice thereof; (6) change its chief executive office or office where it keeps its records with respect to accounts or chattel paper; (7) change the state in which it is incorporated or otherwise organized (except upon thirty (30) days' prior written notice to Lender); (8) finance on a secured basis with any Vendor or any third party the acquisition of inventory of the same brand as any inventory financed or to be financed by Lender; or (9) store Collateral financed by Lender with any third party. For purposes of this Agreement, a "Dealer Affiliate" means any person that: (i) directly or indirectly controls, is controlled by or is under common control with Dealer, (ii) directly or indirectly owns 5% or more of a Dealer, (iii) is a director, partner, manager, or officer of Dealer or an affiliate of a Dealer, or (iv) any natural person related to a Dealer or an affiliate of a Dealer.

(d)

Notwithstanding the provisions of subpart (2) of Section 5(c) above, a Dealer may sell or otherwise transfer inventory to another Dealer who is a signatory to this Agreement. The parties agree that any such inventory that is sold or otherwise transferred at any time by one Dealer to another shall be and remain Collateral and shall continue to secure the Obligations.

6.

Insurance.

(a)

All risk of loss, damage to or destruction of Collateral shall at all times be on Dealers. Each Dealer shall keep all of its tangible Collateral insured for full value against all insurable risks under policies delivered to Lender and issued by insurers satisfactory to Lender with loss payable to Lender and at Lender's request under long-form mortgagee endorsements as its Interest may appear subject to cancellation or change only (i) upon ten (10) days written notice to Lender for non-payment of premium or (ii) upon thirty (30) days written notice to Lender for all other reasons. Lender is authorized, but not required, to act as attorney-in-fact for each Dealer in adjusting and settling any insurance claims under any such policy and in endorsing any checks or drafts drawn by insurers. Each Dealer shall promptly remit to Lender in the form received, with all necessary endorsements, all proceeds of such insurance which such Dealer may receive. Lender, at its election, shall either apply any proceeds of insurance it may receive toward payment of the Obligations or pay such proceeds to such Dealer or any other Dealer.

(b)

The following notice is given pursuant to Section 180/15 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement: UNLESS DEALER PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY DEALERS' AGREEMENT WITH LENDER, LENDER MAY PURCHASE INSURANCE AT DEALERS' EXPENSE TO PROTECT LENDER'S INTEREST IN SUCH DEALER'S COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT SUCH DEALER'S INTEREST. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT SUCH DEALER MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEALER IN CONNECTION WITH THE COLLATERAL. SUCH DEALER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER EVIDENCE THAT SUCH DEALER HAS OBTAINED INSURANCE AS REQUIRED UNDER THIS AGREEMENT. IF LENDER PURCHASES INSURANCE FOR ANY COLLATERAL, DEALERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE

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OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO DEALERS' TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE A DEALER MAY BE ABLE TO OBTAIN ON ITS OWN.

7.

Financial Statements. Unless waived by Lender. each Dealer will deliver to Lender. in a form satisfactory to Lender: (a) such Dealer's year-end balance sheet and annual profit and loss statement for each of its fiscal years, within twenty (20) days after the same are prepared but in no event later than one hundred and twenty (120) days after the end of each fiscal year;(b) within forty-five (45) days after the end of each of such Dealer's fiscal quarters, a reasonably detailed balance sheet and income statement as of the last day of such quarter covering such Dealer's operations for such quarter; and (c) within ten (10) days after Lender's request, any other information relating to the Collateral or the financial condition of such Dealer or any other Dealer or Dealers or any Guarantor. Each Dealer represents that all financial statements and information which have been or may hereafter be delivered by such Dealer or any other Dealer or any Guarantor are and will be correct and prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial or business condition of such Dealer or any other Dealer or any Guarantor since the submission to Lender of such financial statements, and such Dealer acknowledges Lender's reliance thereon.

8.

Payment Terms.

(a)

Each Dealer will immediately pay Lender the principal amount of the Obligations owed Lender on each item of Collateral financed by Lender on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under any pay-as-sold ("PAS") terms, when such Collateral is sold, transferred, rented, leased, otherwise disposed of. or its payment term has matured; (c) for Collateral financed under any scheduled payment program ("SPP") terms, in strict accordance with the installment payment schedule; (d) in strict accordance with any curtailment schedule for such Collateral; and (e) when otherwise required under the terms of this Agreement. The PAS, SPP and curtailment terms are or may be set forth in a Transaction Statement. If a Dealer is required to make immediate payment to Lender of any past due obligation discovered during any Collateral review, or at any other time, Lender's acceptance of such payment shall not be construed to have waived or amended the terms of its financing program. Each Dealer will send all payments to Lender as directed. Lender may apply: (1) payments to reduce finance charges first and then principal, regardless of a Dealer's instructions; and (2) principal payments to the oldest (earliest) invoice for Collateral financed by Lender, but, in any event, all principal payments, may, in Lender's sole discretion, first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any Vendor Credit granted to Dealer for any Collateral will not reduce the Obligations Dealers owe Lender until Lender has received payment therefor in cash. Each Dealer will: (A) pay Lender even if any Collateral is defective or fails to conform to any warranties extended by any third party; and (B) indemnify and hold Lender harmless against all claims and defenses asserted by any buyer of any Collateral. Each Dealer waives all rights of setoff such Dealer may have against Lender. Any payment hereunder which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges. Any advances which are not used to acquire inventory, as contemplated hereby, shall be paid on demand unless otherwise provided in this Agreement or in any Transaction Statement. In order to adequately secure Dealers' Obligations to Lender, Dealers shall, at Lender's request, immediately pay Lender the amount necessary to reduce the sum of Lender's outstanding advances with respect to inventory received by Dealers to an amount which does not exceed the aggregate invoice price to Dealers of the inventory in Dealers' possession which (i) is financed by Lender, and (ii) in which Lender has a perfected first priority lien. For purposes of this Agreement. "Business Day" means any day the Federal Reserve Bank of Chicago is open for the transaction of business.

(b)

All payments due by any Dealer to Lender under this Agreement or otherwise shall be made by check made on a United States bank, ACH, EDI or federal wire, in each case drawn on an account established in the name of such Dealer. Payment in any other form may delay processing or be returned to such Dealer, and may cause such Dealer to incur a late payment fee. Lender policy bars payment by cash or cash equivalents and any such payments will be declined; Lender reserves the right to decline other forms of payment, including but not limited to, cashier's checks, money orders, bank drafts, third-party checks and traveler's checks. In the event of any such payment decline, such Dealer's debt will remain outstanding and interest/fees permitted under such Dealer's agreement may accrue until acceptable payment is received. Lender will recognize and credit payments according to its payment recognition policies from time to time in effect, or as otherwise agreed. Information regarding Lender's payment recognition policy is available from Dealers' Lender representative, the Lender website, or will be communicated pursuant to Section 10(b) below.

9.

Calculation of Charges.

(a)

Dealers shall pay fees, charges and interest (collectively, "Charges") with respect to each advance in accordance with the Agreement. Dealers shall pay Lender its customary Charge for any check or other item which is returned unpaid to Lender. Unless otherwise provided in the Agreement, the following additional provisions shall be applicable to Charges: (i) any reference to: (a) "Prime Rate” shall mean, for any calendar month, an interest rate (calculated on a 360-day year basis as set forth herein) equal to the highest "prime rate" published in the "Money Rates" column of The Wall Street Journal on the first Business Day of such month; (b) "One month Libor" rate shall mean, for any calendar month, an interest rate (calculated on a 360-day year basis as set forth herein) equal to the "One month Libor" rate published in the "Money Rates" column of The Wall Street Journal on the first Business Day of such month; and/or (c) "Three month Libor" rate shall mean, for any calendar month, an interest rate (calculated on a 360-day year basis as set forth herein) equal to the "Three month Libor" rate published in the "Money Rates" column of The Wall Street Journal on the first Business Day of such month; (ii) all Charges shall be paid by Dealers monthly pursuant to the terms of the billing statement in which such Charges appear; (iii) interest on each advance and principal amount of the Obligations related thereto shall be computed for any period by dividing the interest rate provided in each applicable Transaction Statement by 360 (the quotient of which is herein referred to as the "Daily Rate"). and then multiplying the Daily Rate by either (A) the average principal balance outstanding during such period, or (B) the actual principal balance outstanding on each day during such period; (iv) Interest on an advance shall begin to accrue on the Start Date which shall be defined as the earlier of: (A) the invoice date referred to in the Vendor's invoice; or (B) the ship date referred to in the Vendor's invoice; or (C) the date Lender makes such advance; provided, however, if a Vendor fails to fully pay, by honoring or paying any Lender Credit or otherwise, the interest or other cost of financing such inventory during the period between the Start Date and the end of the Free Floor Period (as defined below), then Dealers shall pay such interest to Lender on demand as if there were no Free Floor Period with respect to such inventory; (v) for the purpose of computing Charges, any payment will be credited pursuant to Lender's payment recognition policies, as in effect from time to time; (vi) advances or any part thereof not paid when due (and Charges not paid when due, at the option of Lender, shall become part of the principal amount of the Obligations and) shall bear interest at the Default Rate (as defined below); and (vii) all interest rates provided or referenced in Transaction Statements, including all references to base rate. prime rate and additions to base rate or prime rate, are provided

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and referenced on the basis of a 360-day year.  The method of calculating interest provided in this Section 9(a) (i.e., the interest rate calculated based on a year of 360 days, for the actual number of days elapsed) will result in a higher effective rate than the quoted numeric rate provided in the Transaction Statement. For purposes of this Agreement, the following definitions shall apply: "Default Rate" shall mean the default rate specified in a Dealer's financing program with Lender, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the Default, or the highest lawful contract rate of interest permitted under applicable law; "Free Floor Period" shall mean a period equal to the number of days during which a Vendor agrees to assume the cost of financing Collateral purchased by a Dealer by granting Lender a Lender Credit.

(b)

Lender intends to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein, in any Transaction Statement, or in any other document, Lender shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law. If Lender ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, Lender will apply such excess amount to the reduction of the unpaid principal balance which any Dealer owes, and then will pay any remaining excess to such Dealer. In determining whether the interest paid or payable exceeds the highest lawful rate, Dealers and Lender shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (2) exclude voluntary pre-payments and the effect thereof, and (3) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. Each Dealer agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided in this Agreement, including as provided in each accepted Transaction Statement, as may be amended as provided herein; and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid by any Dealer or Dealers pursuant to this Agreement and that are determined to be interest or in the nature of interest.

(c)

A Dealer may receive a record which is or contains a Self-Certification Floorcheck ("SCF") at the beginning of certain months reflecting unpaid advances through the last day of the preceding month. If a Dealer receives an SCF, such Dealer must complete it and return it to Lender by the 15th day of the same month in which it was received by such Dealer, along with all payments due Lender under this Agreement. If Lender does not receive the completed SCF and all payments due by the 25th day of the month in which the SCF was received by such Dealer, such Dealer will pay Lender a self-certification fee as may be announced from time to time for such month in addition to all other amounts owed. The cost of any collateral inspection occasioned by a default or otherwise out of the ordinary course of business may be added to the Obligations at Lender's discretion.

10.

Billing Statement/Fees; Right to Modify Charges and Other Terms.

(a)

Lender will transmit, send or otherwise make available to each Dealer a monthly billing statement identifying all charges due on such Dealer's account with Lender. The charges specified on each billing statement will be (1) due and payable in full immediately on receipt, and (2) an account stated, unless Lender receives a Dealer's written objection thereto within fifteen (15) days after it is transmitted, sent or otherwise made available to Dealer. If Lender does not receive, by the 25th day of any given month, payment of all charges accrued to a Dealer's account with Lender during the immediately preceding month, Dealers will (to the extent allowed by law) pay Lender a late fee equal to the greater of $5 or 5% of the amount of such charges (payment of such fee does not waive the default caused by the late payment). Lender may adjust the billing statement at any time to conform to applicable law and this Agreement.

(b)

Lender may charge one or more fees in connection with the servicing and administration of a Dealer's account. From time to time, Lender may provide written notice to Dealer of new or changed fees, interest and/or other finance charges (including without limitation, increases or decreases in the periodic rate or amount of finance charges, the method of computing finance charges and when and how finance charges, and principal payments, are payable), policies, practices and other charges and/or credit terms (collectively, "Fees and Terms") payable by, or applicable to, one or more Dealers or relating to one or more Dealers' accounts generally, or in connection with specific services, or events, to be effective as of the notice date, or such other future effective date as Lender shall advise, with respect to existing Obligations owing by one or more Dealers to Lender and/or to Obligations incurred or arising after such notice or future effective date, as the case may be, all as Lender may elect by so indicating in such notice. Such notice may be delivered by mail, courier or electronically in a separate writing or website posting, or set forth in the Transaction Statement and/or the billing statement. Dealer shall be deemed to have accepted such Fees and Terms by either (1) a Dealer making any request for financing after the effective date of such notice, or (2) failing to notify Lender in writing of any objection to a Transaction Statement, billing statement or written notice advising of such Fees and Terms within fifteen (15) days after such notice has been sent to a Dealer. If a Dealer objects to the Fees and Terms, such Fees and Terms shall not be imposed, but Lender may charge or implement the last Fees and Terms to which such Dealer has not objected, and may elect to terminate Dealers' financing program.

11.

Default. The occurrence of one or more of the following events shall constitute a default by Dealers (a "Default"): (a) a Dealer shall fail to pay any Obligations when due or any remittance for any Obligations is dishonored when first presented for payment; (b) any representation made to Lender by a Dealer or by any guarantor, surety, issuer of a letter of credit or any person other than a Dealer primarily or secondarily liable with respect to any Obligations (a "Guarantor") shall not be true when made or if a Dealer or any Guarantor shall breach any covenant, warranty or agreement to or with Lender; (c) a Dealer (including, if a Dealer is a partnership or limited liability company, any partner or member of a Dealer) or any Guarantor shall die, become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern; (d) any letter of credit or other form of collateral provided by a Dealer or a Guarantor to Lender with respect to any Obligations or Collateral shall terminate or not be renewed at least sixty (60) days prior to its stated expiration or maturity; (e) a Dealer abandons any Collateral; (f) any Guarantor shall revoke, terminate or limit, or take any action purporting to revoke, terminate or limit, any guaranty or other assurance of payment relating to any Obligations; (g) a Dealer or any Guarantor shall make an assignment for the benefit of creditors, or commence a proceeding with respect to itself under any bankruptcy, reorganization, arrangement, insolvency, receivership, dissolution or liquidation statute or similar law of any jurisdiction, or any such proceeding shall be commenced against it or any of its property (an "Automatic Default"); (h) an attachment, sale or seizure shall be issued or shall be executed against any assets of a Dealer or of any Guarantor; (i) a Dealer shall lose, or shall be in default of, any franchise, license or right to deal in any Collateral which Lender finances; U) a Dealer, Guarantor or any third party shall file any correction or termination statement with respect to any Uniform Commercial Code (the "UCC") filing made by Lender in connection herewith; (k) a material adverse change shall occur in the business, operations or condition (financial or otherwise) of a Dealer (including, if a Dealer is a partnership or limited liability company, any partner or member of a Dealer) or any Guarantor or with respect to the Collateral; (I) a Dealer or any Guarantor fails to pay any debt or perform any other obligation owed to any third party; (m) a Dealer or any Guarantor defaults under the terms of any agreement with any Lender Affiliate; or (n) Lender in good faith believes the prospect of payment of any Obligations is impaired or Lender deems itself insecure.

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12.

Rights and Remedies Upon Default. Upon the occurrence of a Default. Lender shall have all rights and remedies of a secured party under the UCC as in effect in any applicable jurisdiction and other applicable law and all the rights and remedies set forth in this Agreement. Lender may terminate any obligations it has under this Agreement and any outstanding credit approvals immediately and/or declare any and all Obligations immediately due and payable without notice or demand. Each Dealer waives notice of intent to accelerate, and of acceleration of any Obligations. Lender may enter any premises of any one or more of the Dealers, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof. If Lender requests, each Dealer shall cease disposition of and shall assemble the Collateral and make it available to Lender, at Dealers' expense, at a convenient place or places designated by Lender. Lender may take possession of the Collateral or any part thereof on any one or more of Dealers' premises and cause it to remain there at Dealers' expense, pending sale or other disposition. Each Dealer agrees that the sale of inventory by Lender to a person who is liable to Lender under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to UCC §9-618 or any similar provision of any other applicable law, and each Dealer waives any provision of such laws to that effect. Each Dealer agrees that the repurchase of inventory by a Vendor pursuant to a repurchase agreement with Lender shall be a commercially reasonable method of disposition. Dealers shall be jointly and severally liable to Lender for any deficiency resulting from Lender's disposition of any Collateral, including without limitation a repurchase by a Vendor, regardless of any subsequent disposition thereof. No Dealer is a beneficiary of, nor has any right to require Lender to enforce, any repurchase agreement. Any notice of a disposition shall be deemed reasonably and properly given if given to a Dealer at least ten (10) days before such disposition. If a Dealer fails to perform any of its obligations under this Agreement, Lender may perform the same in any form or manner Lender in its discretion deems necessary or desirable, and all monies paid by Lender in connection therewith shall be additional Obligations and shall be immediately due and payable without notice together with interest payable on demand at the Default Rate. All of Lender's rights and remedies shall be cumulative. At Lender's request, or without request in the event of an Automatic Default, each Dealer shall pay all Vendor Credits to Lender as soon as the same are received for application to the Obligations. Each Dealer authorizes Lender to collect such amounts directly from Vendors and, upon request of Lender, shall instruct Vendors to pay Lender directly. Each Dealer irrevocably waives any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment or appeal thereof. Lender's election to extend or not extend credit to a Dealer is solely at Lender's discretion and does not depend on the absence or existence of a Default. If a Default is in effect, and without regard to whether Lender has accelerated any Obligations, Lender may, without notice, apply the Default Rate.

13.

Power of Attorney. Each Dealer authorizes Lender to: (a) file financing statements describing Lender as "Secured Party," such Dealer as "Debtor" and indicating the Collateral; (b) authenticate, execute or endorse on behalf of such Dealer any instruments, chattel paper, certificates of title, manufacturer statements of origin, builder's certificate, financing statements and amendments thereto, or other notices or records comprising or related to Collateral or evidencing financing under the Agreement or evidencing or maintaining the perfection of the security interest granted hereby, as attorney-in-fact for such Dealer; and (c) supply any omitted information and correct errors in any documents between Lender and such Dealer. This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

14.

Collection and Other Costs. Dealers shall pay to Lender on demand all reasonable attorneys' fees and legal expenses and other costs and expenses incurred by Lender in connection with establishing, perfecting, maintaining perfection of, protecting and enforcing its Lien on the Collateral and collecting any Obligations, or in connection with any modification of this Agreement, any Default or in connection with any action or proceeding for possession or under any receivership, assignment for benefit of creditors, bankruptcy or other insolvency laws (including, without limitation, filing a proof of claim, motion for stay of relief or monitoring such proceeding under any such laws to the full extent permitted under such law), involving a Dealer, any Guarantor or any Collateral. All fees, expenses, costs and other amounts described in this Section shall constitute Obligations, shall be secured by the Collateral and interest shall accrue thereon at the Default Rate.

15.

Information.

(a)

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When any Dealer opens an account, Lender will ask for the name(s), address(es), date(s) of birth, and other information that will allow Lender to identify each Dealer, and its owner(s) and Guarantor(s) as applicable. Lender may also ask to see driver's licenses or other identifying documents related to each Dealer, and its owner(s) and Guarantors as applicable. Failure to comply with such requests will constitute a Default under the Agreement.

(b)

Each Dealer irrevocably authorizes Lender to investigate and make inquiries of former, current, or future creditors or other persons and credit bureaus regarding or relating to such Dealer (including, to the extent permitted by law, any equity holders of such Dealer). Lender may provide to any Lender Affiliate or any third parties any financial, credit or other information regarding any Dealer (including, to the extent permitted by law, any equity holders of Dealer) that Lender may at any time possess, whether such information was supplied by any Dealer to Lender or otherwise obtained by Lender. Further, each Dealer irrevocably authorizes and instructs any third parties (including without limitation, any Vendors or customers of Dealers) to provide to Lender any credit, financial or other information regarding Dealers that such third parties may at any time possess, whether such information was supplied by a Dealer to such third parties or otherwise obtained by such third parties.

16.

Dealer's Claims Against Vendors. No Dealer will assert against Lender any claim or defense such Dealer may have against any Vendor whether for breach of contract, warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments or returns. Any such claims or defenses or other claims or defenses a Dealer may have against a Vendor shall not affect Dealers' liabilities or obligations to Lender.

17.

Termination. Unless sooner terminated as provided in this Agreement or by at least thirty (30) days prior written notice from one party to the other, the term of this Agreement shall be for one (1) year from the date hereof and from year to year thereafter; provided, however, that Lender may terminate the Agreement immediately by notice to any Dealer if any Dealer objects to any terms of any Transaction Statement, billing statement or written notice advising of Fees and Terms. Upon termination of the Agreement, all Obligations shall become immediately due and payable without notice or demand. Upon any termination, Dealers shall remain fully and jointly and severally liable to Lender for all Obligations, including without limitation all fees, expenses and charges, arising prior to or after termination, and all of Lender's rights and remedies and its security interest shall continue until all Obligations to Lender are paid and all obligations of

61947 Multi-Dealer (03/12)

Dealers are performed in full. If Lender makes advances in reliance on a repurchase agreement from a Vendor, it may cease making such advances if it has any concern as to whether such repurchase agreement will cover future advances or be performed by such Vendor. No provision of the Agreement shall be construed to obligate Lender to make any advances. All waivers and indemnifications in Lender's favor, set forth in this Agreement will survive any termination of this Agreement.

18.

Binding Effect. No Dealer may assign its interest in this Agreement without Lender's prior written consent. Lender may assign or participate Lender's interest, in whole or in part, without Dealers' consent. This Agreement will protect and bind Lender's and each Dealer's respective heirs, representatives, successors and assigns, as the case may be.

19.

Notices. Except as required by law or as otherwise provided herein, all notices or other communications to be given under the Agreement or under the UCC shall be in writing served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first-class postage prepaid or provided for, addressed to Dealer at its chief executive office shown below or to any office to which Lender sends billing statements, or to Lender at its address shown in the preamble hereto, to the attention of its Credit Department. or at such other address designated by such party by notice to the other. Any such communication shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier or two (2) calendar days after deposit in the United States mail except that any notice of change of address shall not be effective until actually received.

20.

Severability. Except as set forth in Sections 26(e) and 26(k) of this Agreement, if any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable, except as otherwise set forth herein.

21.

Receipt of Agreement. Each Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer has read and understands this Agreement. Notwithstanding anything herein to the contrary, Lender may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any Transaction Statement, billing statement, financing statement, authorization to pre-file financing statements, invoice from a Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

22

Acceptance by Lender. Lender may accept this Agreement by issuance of an approval to a Vendor for the purchase of inventory by Dealer or by making an advance hereunder.

23.

Miscellaneous. Time is of the essence regarding each Dealer's performance of Its obligations to Lender. Each Dealer's liability to Lender is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. Lender may refrain from or postpone enforcement of this Agreement or any other agreements between Lender and a Dealer without prejudice, and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. Any waiver by Lender of a Default shall only be effective if in writing signed by Lender and transmitted to a Dealer. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If a Dealer fails to pay any taxes, fees or other obligations which may impair Lender's interest in the Collateral, or fails to keep any Collateral insured, Lender may, but shall not be required to, pay such amounts. Such paid amounts will be: (a) additional Obligations which Dealers owe to Lender, which are subject to finance charges as provided herein and shall be secured by the Collateral; and (b) due and payable immediately in full. Section titles used herein are for convenience only, and do not define or limit the contents of any Section. All words used herein shall be understood and construed to be of such number and gender as the circumstances may require. This Agreement may be validly executed in one or more multiple counterpart signature pages. This Agreement shall be construed without presumption for or against any party who drafted all or any portion of this Agreement. No modification of this Agreement shall bind Lender unless in a writing signed by Lender and transmitted to Dealer. Among other symbols, Lender hereby adopts "GE Commercial Distribution Finance Corporation," "GE Commercial Distribution Finance," "GECDF," "CDF" or "Lender" as evidence of its intent to authenticate a record.

24.

List of Dealers. The following persons are parties to this Agreement as Dealers:

DEALER NAME	TYPE OF ENTITY	JURISDICTION

Mobility Freedom, Inc.	Corporation	Florida
Ride-Away handicap Equipment Corp.	Corporation	New Hampshire

25.

Limitation of Remedies and Damages. In the event there is any dispute under this Agreement, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party's remedy in connection with any action arising under or in any way related to this Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that Lender may seek equitable relief in connection with any judicial repossession of, or temporary restraining order with respect to, the Collateral.

26.

BINDING ARBITRATION.

THIS SECTION CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY AFFECT YOUR ABILITY TO RESOLVE DISPUTES.

(a)

Arbitrable Claims. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") shall govern all arbitration(s) and confirmation proceedings hereunder. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between Lender and any one or more Dealers; (c) any act committed by Lender or by any parent company, subsidiary or affiliated company of Lender (the "Lender Companies"), or by any employee, agent, officer or director of a Lender Company, whether or not

61947 Multi-Dealer (03/12)

arising within the scope and course of employment or other contractual representation of the Lender Companies, provided that such act arises under a relationship, transaction or dealing between Lender and any one or more Dealer; and/or (d) any other relationship, transaction or dealing between or among Lender and any one or more Dealers (collectively the "Disputes"), will be subject to and resolved by binding arbitration. The arbitrator(s) shall decide whether the parties have agreed to arbitrate, whether this binding arbitration section covers the particular Dispute between the parties. Notwithstanding the foregoing, "Disputes" does not include any dispute or controversy about the validity or enforceability of this Binding Arbitration provision or any part thereof (including, without limitation, the Class Action Waiver set forth below and/or this sentence); all such disputes or controversies are for a court and not an arbitrator to decide. However, any dispute or controversy that concerns the validity or enforceability of the Agreement as a whole is for the arbitrator, not a court, to decide. For the avoidance of doubt, if there is any conflict or inconsistency between this Binding Arbitration provision and any other arbitration provision in any previous or subsequent agreement between Lender and any one or more Dealers (other than a subsequently executed Inventory Financing Agreement), the parties agree this Binding Arbitration provision shall control and supersede any such other arbitration provision. Moreover, the parties agree that either party may pursue individual claims against the other that do not exceed Seventy-Five Thousand Dollars ($75,000.00) in the aggregate through litigation as set forth hereafter. Service of arbitration claims, arbitration pleadings and confirmation pleadings or motions shall be effective if made by U.S. mail or overnight delivery to the address for the party described herein. Any change of address for purposes of service must be served by written notification to the other party at the address listed in this Agreement. The parties also agree that service on a party's registered agent in the state where the party is organized is proper and effective service on that party.

(b)

Administrative Body. All arbitration hereunder will be conducted with either: (1) The American Arbitration Association ("AAA") pursuant to its Commercial Arbitration Rules; (2) United States Arbitration & Mediation ("USA&M") pursuant to its Consolidated Arbitration Rules; or (3) JAMS pursuant to its Streamlined Arbitration Rules & Procedures (exclusive in each case of any rules regarding class action proceedings which are prohibited hereunder). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all Disputes between the parties. The arbitration rules are currently found at www.adr.org for AAA, at www.usam-midwest.com for USA&M and at jamsadr.com for JAMS. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in its Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. Claims filed with JAMS shall be filed in its Chicago office located at 71 S. Wacker Drive, Suite 3090, Chicago, Illinois 60606. If neither AAA, USA&M nor JAMS is willing or able to serve as the arbitration administrator, and the parties are unable to agree upon a substitute arbitrator, then the arbitrator will be selected by the court. All arbitrator(s) selected shall be attorneys with at least five (5) years experience In either secured transactions, bankruptcy or creditor's rights. All arbitrations shall be conducted by one arbitrator except as specifically set forth below or unless all parties agree otherwise. For all individual claims exceeding Two Million Dollars ($2,000,000.00), exclusive of interest, costs and attorney's fees, a party may demand that the arbitration be conducted by a panel of three (3) arbitrators instead of one arbitrator; provided that the requesting party shall pay all costs and arbitrator compensation associated with the additional two arbitrators. The parties shall select the arbitrator(s) using the procedures set forth in the arbitration rules of the applicable arbitral forum. The arbitrator(s) shall decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein shall control and supersede such rules. The arbitrator(s) shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

(c)

Hearings. The parties desire to resolve any Disputes that may arise in the most efficient and cost-effective manner. With this desire in mind, each party hereby consents to a documentary hearing for all arbitration claims by submitting the Dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing if any party submits a written request for an oral hearing within forty (40) days after service of the claim and that party remits the appropriate deposit for their assessed share of the increased costs, fees and arbitrator compensation (as decided and billed by the administrator) that result from an oral hearing within ten (10) days of when those fees are due. Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party's consent to submitting the Dispute to the arbitrator(s) on documents and such party's waiver of its request for an oral hearing. If a party shall demonstrate through affidavits, financial statements and tax returns produced to the arbitrator and other parties that it does not have the ability to pay the fees and arbitrator compensation, that party may request that the fees and arbitrator compensation be waived and assessed after a decision is rendered. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which the designated arbitration association maintains a regional office that is closest to Dealer or in Chicago, Illinois.

(d)

Discovery. In an effort to reduce costs for all parties and except as otherwise provided, the use of Interrogatories, requests for admission, requests for the production of documents or the taking of depositions shall not be permitted. Instead, the parties agree that in any arbitration proceeding commenced hereunder, they shall engage in a limited exchange of information and documents as follows: (1) no later than sixty (60) days after the filing and service of a claim for arbitration, the parties in contested cases shall exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses; (2) upon request, a party shall provide a summary of the proposed testimony of any witness within fourteen (14) days of the request: (3) in cases of extraordinary circumstances and for good cause shown, the arbitrator(s) may allow a party to make a limited request for production of documents; (4) no later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing; (5) in the event a party designates any expert witness(es), the following will apply: (i) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (ii) the opposing party will be permitted to depose the expert witness(es); (iii) the opposing party will be permitted to designate rebuttal expert witness(es); and (iv) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished; (6) in cases where the amount of the individual Dispute or any individual counterclaim is in excess of Two Million Dollars ($2,000,000.00), exclusive of interest, costs and attorney's fees, the parties agree that the following additional discovery and motion practice shall be permitted: (i) up to three depositions per side with each lasting no more than seven hours; and (ii) dispositive motions including, but not limited to, motions for summary judgment; the arbitrator shall be authorized to rule on any dispositive motion filed. The arbitrator shall have the power to resolve any Disputes with regard to the above limited exchange of information and documents.

(e)

EXEMPLARY OR PUNITIVE DAMAGES. THE PARTIES HERETO AGREE THAT BY ENTERING INTO THIS AGREEMENT, EACH PARTY WAIVES ITS RIGHT TO SEEK EXEMPLARY OR PUNITIVE DAMAGES AND FURTHER AGREE THAT THE ARBITRATOR(S) SHALL NOT HAVE THE AUTHORITY TO AWARD EXEMPLARY OR PUNITIVE DAMAGES TO ANY PARTY. IF THIS SPECIFIC PROVISION IS FOUND TO BE INVALID OR UNENFORCEABLE, THEN THE ENTIRETY OF THIS BINDING ARBITRATION SECTION SHALL BE NULL AND VOID WITH RESPECT TO SUCH PROCEEDING, SUBJECT TO THE RIGHT TO APPEAL THE LIMITATION OR INVALIDATION OF THIS PROVISION.

61947 Multi-Dealer (03/12)

(f)

Confidentiality/Confirmation of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction as set forth hereinbelow and pursuant to the FAA.

(g)

Prejudgment and Provisional Remedies. Notwithstanding the foregoing, any party may file, in a court of competent jurisdiction, an action for bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral or to preserve a party's assets for any current or future debt owed by either party to the other. The purpose of such action or remedy is solely the protection of a party's rights, to maintain the status quo pending the confirmation of any award arising in arbitration or for possession of Collateral and not for the award of money damages. Arbitration shall be the sole action and remedy for a party to recover money damages, except as otherwise provided herein. The filing of any such action or remedy shall not waive any party's right to compel arbitration of any Dispute.

(h)

Attorneys' Fees. The arbitrator(s) shall have the authority to award all attorney's fees, interest charges and expenses as set forth in this Agreement, in accordance with applicable law, including, but not limited to, the following events: (a) any party brings any other action for judicial relief with respect to any Dispute, the arbitrator(s) shall have the authority to award all costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration: (b) any party brings or appeals an action to vacate or modify an arbitration award, the arbitrators shall have the authority to award all costs and expenses (including attorneys' fees) incurred in defending such action; and/or (c) any party sues any other party or institutes any arbitration claim or counterclaim against any other party, the arbitrator(s) shall have the authority to award all costs and expenses (including attorneys' fees) incurred in the course of defending such action or proceeding.

(i)

Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute. Notwithstanding the foregoing, this limitations provision will be suspended temporarily as of the date any of the following events occur and will not resume until the date following the date either party is no longer subject to (i) bankruptcy, (ii) receivership,  (iii) any proceeding regarding an assignment for the benefit of creditors, or (iv) any legal proceeding, civil or criminal, that prohibits either party from foreclosing any interest it might have in the collateral of the other party.

(j)

Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

(k)

CLASS ACTION WAIVER. DEALER AND LENDER AGREE THAT BY ENTERING INTO THIS AGREEMENT, DEALER AND LENDER WAIVE THEIR RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATIORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION AGAINST THE OTHER IN A COURT OR IN ARBITRATION. DEALER AND LENDER FURTHER AGREE THAT EACH MAY BRING DISPUTES AGAINST EACH OTHER ONLY IN THEIR INDIVIDUAL CAPACITY AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both Dealer and Lender agree otherwise, arbitration claims may not be joined or consolidated in the arbitration proceeding. In no event shall the arbitrator have authority to preside over any form of representative or class proceeding or to issue any relief that applies to any person or entity other than any Dealer or Lender individually. If this Class Action Waiver is found to be invalid or unenforceable in whole or in part, then the entirety of this Binding Arbitration section (except for this sentence) shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.

28.

Multiple Dealers; Joint and Several Liability.

(a)

All advances by Lender to and all other Obligations of any Dealer shall constitute one general obligation of all of the Dealers. Notwithstanding anything herein to the contrary, the Dealers shall be primarily and jointly and severally liable for all Obligations of any Dealer to Lender. Notwithstanding the foregoing, if and to the extent a Dealer is deemed to be a guarantor of another Dealer hereunder, such Dealer's liability for any credit extended to or for the benefit of such other Dealer shall be deemed to be a guaranty of payment and performance, and not merely a guaranty of collection. To the fullest extent permitted by law, each Dealer hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other Dealer, any Guarantor, any other person or any Collateral. Each Dealer agrees that any rights of subrogation, indemnification, reimbursement or any similar rights it may have against any other Dealer with respect to its liability hereunder or otherwise, whether such rights arise under an express or implied contract or by operation of law, shall be subject, junior and subordinate in all respect to all Obligations of such Dealer to Lender and that the enforcement of such rights shall be stayed until such time as the Dealers shall have indefeasibly paid in full all of the Obligations and Lender shall be under no duty to extend credit to or for the benefit of any Dealer. The liability of each Dealer shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other agreement between or among any one or more of the Dealers and Lender, (ii) any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty or any release of any Guarantor or any other person liable in whole or in part for all or any of the Obligations, (iii) the disallowance or avoidance of all or any portion of Lender's claim(s) for repayment of the Obligations of any Guarantor to Lender or of Lender's interest in any security for such Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, a Dealer or a Guarantor or any other surety.

(b)

Each Dealer (each, a "Principal") hereby appoints each other Dealer (each, an "Agent") as the Principal's agent and attorney-in-fact (1) to take any action, (2) to execute any document or instrument, (3) to consent or agree to any amendment or other modification of this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender and/or any waiver of or departure from any of the terms hereof or thereof, (4) to perform any Obligation of the Principal, and (5) to give or receive any notice by or to any Dealer hereunder or thereunder; and in each case without regard to whether any such action is done in the name of an Agent or a Principal and, if done in the name of an Agent, without regard to whether such Agent's capacity as agent or attorney-in-fact is so designated. Without limiting the generality of the foregoing, an Agent may request extensions of credit to or on behalf of any one or more of the Dealers and/or incur any other Obligations for the account of any one or more of the Dealers, and in any such event all of the Dealers shall be fully and jointly and severally bound by and liable for the actions of such Agent. Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request. communication or other notice given by an Agent under this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender (including without limitation, any request by an Agent to make credit extensions to or on behalf of itself and/or any one or more other Dealers) until three (3) Business Days after Lender

61947 Multi-Dealer (03/12)

shall have received written notice from each Principal of the revocation of this agency and power of attorney, which revocation shall constitute a Default.

29.

Governing Law. This Agreement and all agreements between or among Dealers and Lender have been substantially negotiated and will be substantially performed in the state of Illinois. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state, without regard to the conflict of law rules, except to the extent inconsistent with the provisions of the FAA, which will control and govern all arbitration proceedings hereunder.

30.

WAIVER OF RIGHT TO JURY TRIAL. ANY PROCEEDING WITH RESPECT TO ANY DISPUTE THAT IS TRIED IN COURT, INCLUDING ANY DISPUTE TRIED IN COURT AS A RESULT OF ANY PORTION OF THE AGREEMENT TO ARBITRATE BEING FOUND TO BE UNENFORCEABLE, INVALID, OR WAIVED BY THE PARTIES. WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. THE PARTIES HERETO WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

31.

JURISDICTION  AND VENUE. Each party submits to, consents to, and accepts the following courts' personal jurisdiction over the party and the selection of such courts as the exclusive forum for all litigation;

(a)

Confirming, Vacating, Modifying or Correcting Awards - All litigation regarding confirming, vacating, modifying or correcting an arbitration award shall be brought exclusively in (1) any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered, or (2) in the United States District Court for the Northern District of Illinois, or (3) in the Circuit Court of Cook County, Illinois.

(b)

Prejudgment and Provisional Remedies- All litigation regarding Prejudgment and Provisional remedies shall be brought exclusively in any court (1) where the Dealer is located, (2) where the Collateral is located, (3) the United States District Court for the Northern District of Illinois, or (4) the Circuit Court of Cook County, Illinois.

(c)

All Other Disputes - Any other legal proceeding with respect to any Dispute that is not otherwise subject to arbitration, either because the agreement to arbitrate is found to be unenforceable, is found to be invalid, or is waived by the parties, shall be brought exclusively in the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County, Illinois.

THIS CONTRACT CONTAINS BINDING ARBITRATION, CLASS ACTION WAIVER, JURY WAIVER, PUNITIVE DAMAGE WAIVER AND OTHER PROVISIONS THAT LIMIT DEALER'S RIGHTS. DEALER HAS READ THE TERMS AND CONDITIONS OF THIS CONTRACT AND KNOWINGLY AND VOLUNTARILY AGREES THERETO.

Dated:     5/4          , 2012.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:	/s/
Print Name:
Title:

DEALER

MOBILITY FREEDOM, INC.

Dealer’s Chief Executive Office and Principal
By:	/s/ Hal Compton	Place of Business
Print Name:	Hal Compton	20354 US Hwy 27
Title:	CEO	Clermont, FL 34715
Tax ID:	59-3864459
Org. ID (if any):

Attach copy of Driver’s License or State ID card for parties signing in their individual capacity.

DEALER

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Dealer’s Chief Executive Office and Principal
By:	/s/ Mark S Lore	Place of Business
Print Name:	Mark S Lore	54 Wentworth Ave
Title:	President	Londonderry NH 03053
Tax ID:	02-0427568
Org. ID (if any):

Attach copy of Driver’s License or State ID card for parties signing in their individual capacity.

61947 Multi-Dealer (03/12)